UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/Amendment No. 1

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 26, 2016

HCSB FINANCIAL CORPORATION

(Exact Name of Registrant As Specified in Its Charter)

South Carolina

(State or Other Jurisdiction of Incorporation)

000-26995	57-1079444
(Commission File Number)	(I.R.S. Employer Identification No.)

3640 Ralph Ellis Blvd, Loris, South Carolina	29569
(Address of Principal Executive Offices)	(Zip Code)

(843) 756-6333

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Amendment No. 1 on Form 8-K/A (“Amendment No. 1”) is being filed by HCSB Financial Corporation (the “Company”) to amend the Current Report on Form 8-K filed with the Securities and Exchange Commission on March 3, 2016 (the “Initial Report”). The sole purpose for filing this Amendment No. 1 is to include a copy of that certain stock purchase agreement between the Company and certain investors dated March 2, 2016. No other changes have been made to the Initial Report.

Item 1.01. Entry into a Material Definitive Agreement.

Stock Purchase Agreement with Certain Institutional and Accredited Investors

As previously disclosed, on March 2, 2016, the Company entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) with Castle Creek Capital Partners VI, LP, an affiliate of Castle Creek Capital Partners (“Castle Creek”), and certain other institutional and accredited investors, (collectively, the “Investors”) pursuant to which the Company expects to raise a total of $45 million in a private placement transaction and to issue shares of the Company’s common stock, par value $0.01 per share, at a purchase price of $0.10 per share (the “Common Stock”), and shares of a new series of convertible perpetual non-voting preferred stock, Series A, par value $0.01 per share, at a purchase price of $10.00 per share (the “Series A preferred stock”). The Stock Purchase Agreement contains representations, warranties, and covenants of the Company and the Investors and is subject to certain closing conditions.

The foregoing description of the Stock Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Stock Purchase Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference. The Stock Purchase Agreement, including a form of registration rights agreement and a form of side letter agreements attached thereto, has been attached as an exhibit to this Current Report on Form 8-K solely in order to provide investors and security holders with information regarding their respective terms. It is not intended to provide any other financial or other information about the Company or the Bank. The representations, warranties and covenants contained in each such agreement were made only for purposes of such agreement, were made of specific dates, are solely for the benefit of the parties to such agreement, may be subject to limitations agreed upon by the parties to such agreement, and may be subject to standards of materiality applicable to the parties thereto that differ from those applicable to other investors. Other investors should not rely on the representations, warranties, or covenants or any description thereof as characterizations of the actual state of facts or condition of the Company or Horry County State Bank. Moreover, information concerning the subject matter of the representations, warranties, and covenants may change after the date of each such agreement, which subsequent information may or may not be fully reflected in public disclosures by the Company.

Important Information

Certain investments discussed in this Current Report on Form 8-K involve the sale of securities in private transactions that will not be registered under the Securities Act of 1933 and will be subject to the resale restrictions under that Act. Such securities may not be offered or sold absent registration or an applicable exemption from registration. This Current Report on Form 8-K does not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K contains, among other things, certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements preceded by, followed by, or that include the words “may,” “could,” “should,” “would,” “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan,” “projects,” “outlook” or similar expressions. These statements are based upon the current belief and expectations of the Company’s management team and are subject to significant risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company’s control). Although the Company believes that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove to be inaccurate. Therefore, the Company can give no assurance that the results contemplated in the forward-looking statements will be realized. The inclusion of this forward-looking information should not be construed as a representation by the Company or any person that the future events, plans, or expectations contemplated by the Company will be achieved. Additional factors that could cause other Company’s results to differ materially from those described in the forward-looking statements can be found in the Company’s reports (such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the SEC and available at the SEC’s Internet site (http://www.sec.gov). All subsequent written and oral forward-looking statements concerning the Company or any person acting on its behalf is expressly qualified in its entirety by the cautionary statements above. The Company does not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.

 Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
Number	Description

10.1	Stock Purchase Agreement between the Company and the Investors, dated as of March 2, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HCSB FINANCIAL CORPORATION

Dated: March 8, 2016	By:	/s/James R. Clarkson
	Name:	James R. Clarkson
	Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit
Number	Description

10.1	Stock Purchase Agreement between the Company and the Investors, dated as of March 2, 2016